Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-18829), Form S-8 (No. 333-20403) and Form S-8 (No. 333-61392) of Titanium Metals Corporation of our reports dated January 28, 2003, except for Note 22 as to which the date is February 14, 2003, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 28, 2003